EXHIBIT 9(c)

                                    FORM OF
                        SHAREHOLDER SERVICES AGREEMENT


     SHAREHOLDER SERVICES AGREEMENT made this ___day of _____, 1997, by and between Monument Shareholder Services, Inc., a Maryland corporation
("Shareholder Services"), and Monument Series Fund, Inc., a Maryland corporation ("Company"), on behalf of each series (each, a "Portfolio"; collectively, "Portfolios") listed on Schedule A hereto, as the parties hereto (collectively, the "Parties") may, from time to time, agree to amend in writing ("Schedule A").

     WHEREAS, the Company desires that Shareholder Services perform certain shareholder-related services for the Company and for each Portfolio; and

     WHEREAS, Shareholder Services is willing and able to perform such services on the terms and conditions set forth in this Agreement.

     NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, and other good and valuable consideration the receipt of which is hereby acknowledged, the Parties agree as follows:

     1. SERVICES. Shareholder Services shall perform for each Portfolio the services set forth in Schedule B hereto, as the Parties may, from time to time, agree to amend in writing ("Schedule B").

     2. FEES. The Company shall compensate Shareholder Services, for the services to be provided by Shareholder Services under this Agreement, in accordance with, and in the manner set forth in, Schedule C hereto, as the Parties may, from time to time, agree to amend in writing ("Schedule C"). In addition, the Company shall reimburse Shareholder Services for its out-of-pocket expenses in providing any additional services pursuant to the written direction of an officer of the Company thereunto duly authorized.

     3. TERM AND TERMINATION. This Agreement shall become effective with respect to each Portfolio as of the date set forth across from its name on Schedule A, such date for each Portfolio to be referred to herein as the "Effective Date." This Agreement shall continue in effect with respect to each Portfolio, unless earlier terminated by either Party as to a Portfolio as provided hereunder, for an initial term of one year from its Effective Date. Thereafter, this Agreement shall continue in effect unless either Party terminates this Agreement with respect to a Portfolio by giving 90 days' written notice to the other Party, whereupon this Agreement with respect to that Portfolio shall terminate automatically upon the expiration of said 90 days. Fees and out-of-pocket expenses incurred by Shareholder Services but unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination.

     4.  INSTRUCTIONS;  RELIANCE ON  RECORDS.  Whenever  Shareholder  Services
receives written or oral instructions or other communications (each a "communication," collectively, "communications") from a shareholder or any officer of the Company or other authorized person purporting to act for or on behalf of the Company, Shareholder Services shall take reasonable steps to verify the authenticity of the communications before acting in reliance thereupon. Such reasonable steps may include, for example, requiring shareholders or such authorized persons to identify themselves by an identification or authorization code. Shareholder Services may not rely upon any communication, unless it reasonably believes that the communication is genuine and is in proper form. Shareholder Services may, from time to time, reasonably request that the Company provide, and the Company shall provide, or cause to be provided, a certificate, letter or other instrument verifying the authenticity of any communication sent by an officer of the Company or any authorized person. As used in this section 6, "authorized person" shall mean any person authorized by the Company's Board of Directors to perform services for or on behalf of the Company or a Portfolio, and may include, among others, the Company's investment adviser, any sub-adviser, custodian or transfer agent. The Company agrees that Shareholder Services, in performing the services hereunder, may reasonably rely on any written records that the Company or any authorized person has prepared and/or provided.

     5. STANDARD OF CARE. Shareholder Services shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to the Company for any action taken or omitted by Shareholder Services in the absence of bad faith, willful misconduct or negligence. Except as otherwise provided herein, Shareholder Services assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

     6. LEGAL ADVICE. Shareholder Services shall notify the Company at any time Shareholder Services believes that it is in need of the advice of counsel (other than counsel in the regular employ of Shareholder Services or any affiliated companies) with regard to Shareholder Services' responsibilities and duties pursuant to this Agreement. Upon receipt of notice from Shareholder Services, the Company may, in its sole discretion, determine, on behalf of a Portfolio, whether to bear the expense of any such counsel. In no event shall the Company or a Portfolio bear any such legal expense where such advice relates to a matter involving Shareholder Services' bad faith, willful misconduct or negligence with respect to Shareholder Services' responsibilities and duties hereunder.

     7. INDEMNIFICATION BY COMPANY. The Company, on behalf of each Portfolio, agrees to indemnify and hold harmless Shareholder Services and each of its directors and officers (or former directors and officers) and each, if any, who controls Shareholder Services within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), Act (each, an "Indemnitee") from all loss, cost, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitee under common law or otherwise which arise out of or are based upon or are a result of the actions taken or not taken by Shareholder Services with respect to the performance of services under this Agreement with respect to the Portfolio; provided, however, that Shareholder Services has met the standard of care set out in Section 5


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

hereof and has otherwise performed in accordance with the terms and conditions of this Agreement. The indemnification set forth in this Section 7 shall not apply to actions or omissions of an Indemnitee in cases of its own bad faith, willful misconduct or negligence, and shall not apply if an Indemnitee fails to give the Company written notice of and a reasonable opportunity to defend against any such claim.

     8. INDEMNIFICATION BY SHAREHOLDER SERVICES. Shareholder Services shall indemnify and hold harmless the Company, including each Portfolio, and each of its Directors and officers (or former Directors and officers) and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (each, an "Indemnitee") from all loss, cost, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitee under common law or otherwise which arise out of or are based upon or are a result of (i) Shareholder Services' willful misfeasance, bad faith, or negligence in the performance of its duties, or
(ii) the reckless disregard of its obligations and duties under this Agreement, or that of its officers, agents, and employees, in the performance of this Agreement. The indemnification set forth in this Section 8 shall not apply to actions or omissions of any Indemnitee in cases of its own bad faith, willful misconduct or negligence, and shall not apply if an Indemnitee fails to give the Company written notice of and a reasonable opportunity to defend against any such claim.

     9. RECORD RETENTION AND CONFIDENTIALITY. Shareholder Services shall keep and maintain all records that it is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations in connection with the services to be provided hereunder. Shareholder Services agrees to make such records available for inspection by the Company or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all records and other information relative to the Company and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Company.

     10. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform services required to be provided by Shareholder Services under this Agreement shall be the property of Shareholder Services. All records and other data, except such computer programs and procedures, shall be the exclusive property of the Company and shall be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

     11. RETURN OF RECORDS. Shareholder Services may, at its option at any time, and shall promptly upon the Company's demand, turn over to the Company and cease to retain all records and other data (collectively, "records") created and maintained by Shareholder Services pursuant to this Agreement that Shareholder Services no longer requires for the performance of its services hereunder. If not so turned over to the Company, Shareholder Services shall retain the records for six years from the year of creation. At the end of such six-year period,


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

Shareholder Services shall turn over the records to the Company unless the Company authorizes in writing the destruction of such records.

     12. REPRESENTATIONS OF THE COMPANY. The Company certifies to Shareholder Services that this Agreement has been duly authorized by the Company and, when executed and delivered by the Company, shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     13. REPRESENTATIONS OF SHAREHOLDER SERVICES. Shareholder Services represents and warrants that the various procedures and systems that Shareholder Services has implemented, or will implement, with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it shall make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

     14. INFORMATION TO BE FURNISHED BY THE COMPANY. The Company has furnished to Shareholder Services the following:

     (a) Copies of the Articles of Incorporation of the Company, certified by the proper official of the state in which such Declaration has been filed.

     (b)  Copies of the following documents:

          i)    The Company's Bylaws;

          ii) Certified copies of resolutions of the Board of Directors covering the approval of this Agreement, authorization of an officer of the Company to execute and deliver this Agreement, and authorization of officers of the Company to instruct Shareholder Services hereunder.

     (c)  A list of all the officers of the Company,  together  with  specimen
          signatures  of  those   officers  who  are  authorized  to  instruct
          Shareholder Services in all matters.

     (d)  Two copies of the following:

          i)    Prospectuses   for  each   Portfolio   and  the  Statement  of
                Additional Information of the Company;

          ii)   Distribution Agreement;

          iii)  Investment Advisory Agreement;

          iv)   Administration Agreement; and


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

          v)    All  other  forms   commonly   used  by  the  Company  or  its
                Distributor   with   regard   to   their   relationships   and
                transactions with shareholders of the Company.

     15. INFORMATION FURNISHED BY SHAREHOLDER SERVICES. Shareholder Services has furnished to the Company the following:

     (a)  Shareholder Services' Articles of Incorporation;

     (b)  Shareholder Services' By-Laws and any amendments thereto;

     (c) Certified copies of resolution of the Board of Directors of Shareholder Services covering the approval of this Agreement and authorization of an officer of Shareholder Services to execute and deliver this Agreement.

     16. AMENDMENTS TO DOCUMENTS. The Company shall furnish Shareholder Services written copies of any amendments to, and changes in, any of the items referred to in Section 14 hereof forthwith upon such amendments and changes becoming effective. In addition, the Company agrees that no amendments shall be made to the Prospectus of a Portfolio or a Statement of Additional
Information of the Company that might have the effect of changing the procedures employed by Shareholder Services in providing the services agreed to hereunder or that might affect the duties of Shareholder Services hereunder unless the Company first obtains Shareholder Services' approval of such amendments or changes.

     17. NOTICES. Any notice provided hereunder shall be deemed sufficient when sent by registered or certified mail to either Party required to be served with such notice, at the following address: 8377 Cherry Lane, Laurel, Maryland 20707, or at such other address as a Party may from time to time specify in writing to the other Party pursuant to this Section.

     18. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     19. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Portfolio by either Party except by the specific written consent of the other Party.

     20. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Maryland.


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

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        MONUMENT SERIES FUND, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________



                                        MONUMENT SHAREHOLDER SERVICES, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________


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

                                  SCHEDULE A

     This schedule is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted.

 Name of Portfolio                               Effective Date
 -----------------                               --------------
 Washington Area Growth Fund

 Washington Area Aggressive Growth Fund



                                        MONUMENT SERIES FUND, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________



                                        MONUMENT SHAREHOLDER SERVICES, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________

Dated:______________


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

                                  SCHEDULE B

                             SHAREHOLDER SERVICES

     This schedule is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted.

     Shareholder Services shall maintain accounts for, and serve as a customer liaison to, the shareholders of each Portfolio, and shall perform various services in relation thereto, which services shall include responding to requests for information and other types of shareholder account inquiries, both by telephone and in writing. The Parties expressly agree that the services provided under this Agreement shall not include, and the amounts payable hereunder shall not constitute compensation for, services relating to transfer agency or sub-accounting services for the Company or any Portfolio thereof.

                                        MONUMENT SERIES FUND, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________



                                        MONUMENT SHAREHOLDER SERVICES, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________

                                  SCHEDULE C

     This schedule is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted.

 Name of Portfolio                                 Fee
 -----------------                                 ---
 Washington Area Growth Fund                      Twenty one-hundredths of one
                                                  percent (.20%) of the
                                                  Portfolio's average annual
                                                  net assets, calculated daily
                                                  and payable on a monthly
                                                  basis

 Washington Area Aggressive Growth Fund           Twenty one-hundredths of one
                                                  percent (.20%) of the
                                                  Portfolio's average annual
                                                  net assets, calculated daily
                                                  and payable on a monthly
                                                  basis


                                        MONUMENT SERIES FUND, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________



                                        MONUMENT SHAREHOLDER SERVICES, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________


Dated:____________


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